                                 Exhibit 11(a)

                        Consent of Deloitte & Touche LLP

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 033-12608 of our report dated September 13, 1996, relating to The Highmark Group, including Diversified Obligations Fund, U.S. Government Obligations Fund, 100% U.S. Treasury Obligations Fund, California Tax-Free Fund, Bond Fund, Income Equity Fund, Balanced Fund and Growth Fund, included in the Statement of Additional Information which is incorporated by reference and to the reference to us under the caption "Auditors", in such Registration Statement incorporated by reference.


DELOITTE & TOUCHE LLP

Dayton, Ohio
February 24, 1997